UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: October 25, 2012
(Date of earliest event reported)

Data I/O Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 0-10394

_____________________________________

Washington	91-0864123
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6464 185th Ave. N.E., Suite 101 Redmond, WA 98052
(Address of principal executive offices, including zip code)

(425) 881-6444
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items reported in this filing:

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Item 9.01 Financial Statements and Exhibits

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Data I/O has appointed Anthony Ambrose as its President effective October 25, 2012, and as Chief Executive Officer effective November 14, 2012.  He was also appointed to the Board of Directors of Data I/O Corporation on October 25, 2012.  He replaces Frederick R. Hume, who is retiring and has resigned as a Director effective on October 25, 2012.

Prior to joining Data I/O, Mr. Ambrose, age 51, was Owner and Principal of Cedar Mill Partners, LLC a strategy consulting firm. Until 2011, he was Vice President and General Manager at RadiSys Corporation where he led three product divisions and worldwide engineering.  Until 2007, Anthony was general manager and held several other progressively responsible positions at Intel Corporation.

Anthony Ambrose and Data I/O Corporation signed an offer letter outlining Mr. Ambrose’s material employment arrangements which include: base salary of $310,000; participation in the company’s Management Incentive Compensation Plan (“MICP”) with a target of 60% of his base annual salary starting in 2013, with a $25,000 one-time signing incentive in lieu of 2012 MICP participation; an inducement grant of 200,000 Non-Qualified Stock Options vesting quarterly over 4 years with a six year life; a Restricted Stock Award of 75,000 shares vesting annually over 4 years; an expense allowance of up to $7,500 of temporary living and commuting costs covering up to 3 months; and a relocation allowance of up to $50,000.

Mr. Ambrose entered into Data I/O’s standard forms of Executive Agreement, Non-Compete and Non-Solicitation Agreement, and Indemnification Agreement.  A copy of the offer letter is furnished as Exhibit 10.0 in this current report.

There were no arrangements or understandings in which Mr. Ambrose was selected as a director or officer. There were no related party transactions to report between Mr. Ambrose and the Company and no family relationships with directors or executive officers of Data I/O Corporation

Item 9.01 Financial Statements and Exhibits.

(d)                 Exhibits

Exhibit No.	Description

10.0	Anthony Ambrose Offer Letter
99.0	Press Release: Data I/O Announces Anthony Ambrose as President, Chief Executive Officer and Director

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Data I/O Corporation

October 25, 2012	By: /s/ Joel S. Hatlen Joel S. Hatlen Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.0	Anthony Ambrose Offer Letter
99.0	Press Release: Data I/O Announces Anthony Ambrose as President, Chief Executive Officer and Director

Exhibit 10.0

Offer Letter

6464 185th Ave NE, Suite 101

Redmond, WA 98052

Tel:  (425) 881-6444

Fax: (425) 869-7413

October 17, 2012

Mr. Anthony Ambrose

13459 NW Countryview Way

Portland, OR  97229-4467

Dear Anthony:

The Board of Directors of Data I/O Corporation is pleased to offer you the position of President and Chief Executive Officer.  You will be appointed President with a start date as soon as mutually agreed, but no later than October 25, 2012.  You will be appointed Chief Executive Officer as soon as Fred Hume completes his duties, but no later than November 14, 2012.  In addition to accepting this role, it is intended that you will be elected to the Board of Directors at the October 2012 Board meeting.  This letter outlines the proposed elements of your compensation and benefits package as CEO.

Cash Compensation

The total cash compensation for this position is comprised of two major elements, an annual base salary of $310,000 plus participation in our Management Incentive Compensation Program (MICP) at a rate of 60% of your base salary at target.  Combined total compensation at target is $496,000 with a maximum compensation of $682,000.  Salary amounts are paid in 24 increments under Data I/O’s normal payroll policy and MICP is paid annually in the first quarter of the subsequent fiscal year.

The MICP annual incentive plan for 2012 is based on a matrix with two factors --- percentage of revenue growth and operating income as a percentage of revenue. These factors are measured quarterly and annually with an allocation of 15% to each quarter’s MICP results and 40% to the annual MICP results.  The MICP is capped at 2 times your target percentage amount.   Since less than one quarter remains in 2012 and in lieu of a prorated 2012 MICP incentive payment, a special one-time cash Sign-on Incentive Bonus of $25,000 will be paid to you, payable at your first normal payroll after your start date. For 2013 we anticipate a 2013 MICP Plan similar to 2012 based on revenue growth and profitability. You and your management team will be proposing a  2013 budget (preliminary this year) in December 2012 and will have the opportunity to shape and propose specific 2013 incentive targets (MICP matrix) based on a finalized budget for board approval at its January 2013 meeting.

Equity Compensation

Effective on our first day of employment, equity awards will be made to you pursuant to the terms of Data I/O’s 2000 Stock Compensation Incentive Plan. An award of 200,000 shares of non-qualified options will be granted to you.  These options have our standard terms of: a four year quarterly vesting period, a six year life, and will be priced at the Fair Market Value (average of the high and low for the day) of our stock on your first date of employment. You will also receive a 75,000 share Restricted Stock Award (RSA) vesting annually over a four year period.

Exhibit 10.0

Offer Letter

Relocation Expenses

We will reimburse up to $7,500 of temporary housing expenses during your first three months of employment.  We will also reimburse up to $50,000 in actual direct relocation expenses.  This includes, but is not limited to, real estate fees, movement of household goods, temporary storage and delivery of household goods, and house hunting expenses.  This relocation allowance will be available for one year from your first day of employment and any unused commuting and temporary housing allowance may be added to the relocation allowance.  Should you voluntarily terminate your employment with Data I/O during the 12 months following your relocation, you will be responsible for promptly reimbursing Data I/O for any relocation amounts paid.

Severance

Excluding any termination related to a change-in-control, if you are terminated without cause, you will receive a severance equal to one year of base salary paid out over one year under our normal payroll practice.

Benefits

You will be eligible for company benefit programs as outlined in our Team Member Handbook.  Your medical, dental, vision, and life insurance benefits are effective on your first day of employment.  You have 30 days after you begin work to choose the benefit coverage you desire.  You are eligible to participate in our 401(k) plan and under its terms receive a 100% company match of your eligible contributions (currently) up to 4% of your base salary and MICP compensation.  This plan allows for salary deferrals or Roth treatment for your contributions.  You are eligible to participate in our Employee Stock Purchase Plan (ESPP) with August 1 and February 1 election start dates.  In addition, we provide 20 days per year of Personal Time Off (PTO) annually, and for your position, PTO may be advanced.

You will be covered by our Directors and Officers insurance coverage and offered our standard indemnification agreement for Officers and Directors.  In addition, an Executive Agreement, covering change-in-control provisions including equity vesting provisions and a one year base salary and average MICP earned severance provisions, will be offered subject to entering into our standard executive Non-Compete and Non-Solicitation Agreement.

Your participation in outside board of director positions is subject to maintaining a minimal distraction to your work as CEO and affirming, with Data I/O’s Chair of the Corporate Governance and Nominating Committee, that these positions are non-competitive in nature. Periodic discussions and review of these activities with the Board is appropriate.

Your employment will be governed by Washington law and is conditional upon execution of our standard Employment Agreement (see attached regarding confidentiality and invention assignment) and completion of an I-9 form as well as satisfactory completion of reference checks.  Your signature below indicates acceptance of this offer and that you represent that you are under no restrictions, contractual or otherwise, which would prevent you from accepting employment with Data I/O.  While this offer does not express or imply an employment contract between you and Data I/O for any specific period of time, we believe that the relationship will be productive and mutually beneficial.  The terms and conditions outlined above are all of the terms and conditions of this offer and this offer expires on October 19, 2012.

Anthony, we are excited to work with you and welcome you to Data I/O. We believe you can make significant contributions to Data I/O and look forward to you joining us.

Sincerely,

Douglas W. Brown

Chairman of the Board, Data I/O

Cc:  Joel Hatlen, Data I/O

I agree to the offer as stated above.

Signed                                                                           Date

Signed /s/ Douglad W. Brown        Date 10/17/2012

Signed /s/ Anthony Ambrose          Data 10/19/2012

Exhibit 99.0

Joel Hatlen	6464 185th Ave. NE, Suite 101
Vice President and Chief Financial Officer	Redmond, WA 98052
Data I/O Corporation	(425) 881-6444
investorrelations@dataio.com

Data I/O Announces Anthony Ambrose as President, Chief Executive Officer and Director

Redmond, WA, October 25, 2012:  Data I/O Corporation (NASDAQ:DAIO), (the “Company”), the leading provider of manual and automated device programming systems, announced the election of Anthony Ambrose as President effective today, and as Chief Executive Officer effective November 14, 2012.  He was also appointed to the Board of Directors of Data I/O Corporation today.  He replaces Frederick R. Hume, who is retiring and has resigned as a Director effective today.

“We are pleased to welcome Anthony to Data I/O,” stated Doug Brown, Chairman of the Board of Directors.  “We are excited by the strategic skills, electronics systems experience and operational capabilities he brings to the Company.”

Anthony has a track record of successfully developing products and building businesses worldwide.  Prior to Data I/O, Anthony was Owner and Principal of Cedar Mill Partners, LLC, a strategy consulting firm.  Until 2011, he was Vice President and General Manager at RadiSys Corporation where he led three product divisions and worldwide engineering.  At RadiSys, he established the telecom platform business and grew it to over $125M in annual revenues.  Until 2007, Anthony was general manager and held several other progressively responsible positions at Intel Corporation, where he led development and marketing of standards based telecommunications platforms, and grew the industry standard server business to over $1B in revenues.  Anthony holds a Bachelors of Science in Engineering from Princeton University, graduating Magna cum Laude.

“I am excited and honored to be joining Data I/O,” said Anthony Ambrose. “Data I/O is a worldwide leader in device programming systems and I look forward to applying all of my experience to grow the business.”

Pursuant to NASDAQ rules, the initial equity compensation for Anthony Ambrose was approved by the independent directors and will be classified as an employment inducement grant on October 25, 2012 consisting of 200,000 Non-Qualified Stock Options vesting quarterly over 4 years with a six year life and a 75,000 Restricted Stock Award vesting annually over 4 years.

About Data I/O Corporation
Celebrating 40 years of expertise in delivering intellectual property to programmable devices, Data I/O offers complete, integrated manufacturing solutions in wireless, automotive, programming center, semiconductor, and industrial control market segments for OEM, ODM, EMS and semiconductor companies. Data I/O is the leader in programming and provides hardware and software solutions for turn-key programming and device testing services, as well as in-system (on-board), in-line (right before use at the SMT line), or in-socket (off-line) programming. These solutions are scalable for small, medium and large volume applications with different device mixes.  Data I/O Corporation has headquarters in Redmond, Wash., with sales and services worldwide. For further information, visit the company’s website at http://www.dataio.com.